                                 EXHIBIT 21

                       Subsidiaries of the Registrant


                                                                          State or Other
                                                                          Jurisdiction of     Percentage
Parent                                                                    Incorporation       Ownership
- ------                                                                    -------------       ---------
Patapsco Bancorp, Inc.                                                    Maryland             --


Subsidiary (1)
- ----------

Patapsco Federal Savings and Loan Association                             United States       100%


Subsidiaries of Patapsco Federal Savings and Loan Association (1)
- -------------------------------------------------------------

PFSL Holding Corp.                                                        Maryland            100%

- --------------------
(1) The assets, liabilities and operations of the subsidiaries are included in the consolidated financial statements contained in the Annual Report to Stockholders attached hereto as Exhibit 13.